Exhibit 16.1(a)

W.T. UNIACK & CO. CPA’S, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

1003 Weatherstone Pkwy., Ste. 320	12600 Deerfield Pkwy., Ste. 100
Woodstock, GA 30188	Alpharetta, GA 30004
Phone: 770-592-3233	Phone: 678-566-3774

October 1, 2010

By Regular Mail

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re:   Bacterin International Holdings, Inc.

Dear Sirs:

We were previously the principal accountants for Bacterin International Holdings, Inc., formerly known as K-Kitz, Inc. (Commission File Number 333-158426) (the “Company”), and we issued our report dated March 17, 2010 on the financial statements of the Company as of December 31, 2009 and 2008, and for the two years then ended.

We have read the Company's statements under Item 4.01 of its Amendment No. 1 to Current Report on Form 8-K/A, dated September 24, 2010, and we concur with the information shown therein.

We confirm we had no disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the last two fiscal years ended December 31, 2009 and 2008, which disagreements, if not resolved to our satisfaction, would have caused us to make a reference to the subject matter of the disagreements in connection with our reports.

Yours truly,

/s/ W.T. Uniack & Co., CPA’s P.C.

W.T. Uniack & Co., CPA’s P.C.

Cc: C. Ben Huber, Greenberg Traurig